UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 7, 2017
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Qualcomm Incorporated (the Company) held its 2017 Annual Meeting of Stockholders on March 7, 2017 (the Annual Meeting). At the Annual Meeting, the Company’s stockholders considered four proposals, each of which is described briefly below and in more detail in the Company’s definitive proxy statement dated January 19, 2017. The final voting results for each proposal are set forth below.

Proposal 1:	To elect 11 directors to hold office until the Company’s next annual meeting of stockholders and until their respective successors have been elected and qualified:

	FOR	WITHHOLD	ABSTAIN	BROKER NON-VOTES

Barbara T. Alexander	1,075,304,190	9,245,754	23,521,346	217,372,462
Jeffrey W. Henderson	1,100,205,296	3,813,140	4,052,854	217,372,462
Thomas W. Horton	1,076,926,620	26,313,290	4,831,380	217,372,462
Paul E. Jacobs	1,091,383,955	5,944,105	10,743,230	217,372,462
Ann M. Livermore	1,100,128,410	3,775,685	4,167,195	217,372,462
Harish Manwani	947,966,045	15,347,048	144,758,197	217,372,462
Mark D. McLaughlin	1,082,636,620	6,288,314	19,146,356	217,372,462
Steve Mollenkopf	1,100,145,725	3,997,216	3,928,349	217,372,462
Clark T. Randt, Jr.	971,500,041	103,801,740	32,769,509	217,372,462
Francisco Ros	1,076,791,932	26,460,732	4,818,626	217,372,462
Anthony J. Vinciquerra	1,099,743,165	4,264,074	4,064,051	217,372,462

Each of the foregoing nominees was elected and each received affirmative votes from more than a majority of the votes cast.

Proposal 2:	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the Company’s fiscal year ending September 24, 2017:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,279,548,298	41,806,612	4,088,842	-

The foregoing proposal was approved.

Proposal 3:    Advisory vote to approve the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,028,462,287	69,816,835	9,792,168	217,372,462

The foregoing advisory vote was approved.

Proposal 4:    Stockholder proposal to amend the proxy access provision of the Company's Amended and Restated Bylaws:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

349,268,759	751,127,050	7,675,481	217,372,462

The foregoing proposal was not approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	March 10, 2017	By:	/s/ Donald J. Rosenberg
Donald J. Rosenberg
Executive Vice President, General Counsel and
Corporate Secretary